                                                                   Exhibit 10.41

                           POLAR MOLECULAR CORPORATION

                      BRIDGE SECURITIES PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT is made as of the 30th day of January, 2001 by and among Polar Molecular Corporation, a Utah corporation ("PMC"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

                                    RECITALS:

     A. PMC has engaged APS Financial Corporation ("APSF") to assist PMC in raising additional capital. Pursuant to an engagement letter between PMC and APSF, APSF has agreed to proceed with an immediate financing pursuant hereto (the "Bridge Financing") and contemplates assisting with a second offering of approximately $4,000,000 in the first quarter of 2001 (the "Secondary Placement").

     B. The Investors hereby agree to provide the Bridge Financing upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties agree as follows.

     1. Purchase of Bridge Securities. Subject to the terms and conditions of this Agreement and based upon the warranties and representations herein contained, PMC agrees to sell to the Investors, a maximum of 32 units of PMC's securities (the "Bridge Securities"), each unit consisting of 250 shares of PMC's 10% Cumulative Redeemable Series B Preferred Stock (the "Series B Preferred Stock") and 1 common stock purchase warrant to purchase 247,071 shares of common stock (the "Bridge Warrant"). Each Unit will be sold for $25,000 for a maximum offering of $800,000 if all 32 units are sold. Schedule A shows the number of Units and aggregate purchase price paid by each Investor. The Series B Preferred Stock will be issued in accordance with the Terms and Designations of Series B Preferred Stock of PMC in the form attached hereto as Exhibit 1A and the Bridge Warrant will be in the form attached hereto as Exhibit 1B. Subject in part to the truth and accuracy of each Investor's representations set forth in
Section 3 of this Agreement, the offer, sale and issuance of the Series B Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither PMC nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2. Representations and Warranties of PMC. PMC represents and warrants that, except as set forth in the attached Schedule of Exceptions:

     2.01. Organization and Good Standing. PMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own its properties and assets and to carry on its business as it is presently being conducted.

     2.02. Articles and Bylaws. Attached hereto as Exhibit 2.02A is a copy of PMC's Articles of Incorporation as they will be in effect at the closing of the sale of the Bridge Securities (the "Closing"). Exhibit 2.02A includes the provisions set forth in the attached Exhibit 1A. Attached hereto as Exhibit 2.02B is a copy of PMC's Bylaws as they will be in effect at the Closing. The attached Exhibits 2.02A and 2.02B are complete and accurate copies of PMC's Articles of Incorporation and Bylaws as will be in effect as of the Closing. Those documents have been approved by all needed action of PMC's shareholders and/or Board of Directors.

     2.03. Authorization. The Board of Directors of PMC has approved this Agreement and the agreements referred to in Section 5, including without limitation, those agreements referred to in Sections 5.03, 5.08, 5.09 and 5.10 (this Agreement and those other agreements are collectively referred to herein as the "Bridge Financing Agreements") and the transactions contemplated hereby and thereby and has authorized the execution and delivery of this Agreement and the other Bridge Financing Agreements by PMC. PMC has full power, authority and legal right to enter into this Agreement and the other Bridge Financing Agreements and to consummate the transactions contemplated therein. This Agreement and the other Bridge Financing Agreements constitute legal, valid and binding obligations of PMC enforceable in accordance with their terms. except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

     2.04. Capitalization. The authorized capital stock of PMC consists of 150,000,000 shares of common stock, with $.001 par value and 10,000,000 shares of preferred stock with $.001 par value. All outstanding shares are duly authorized, fully paid, validly issued and nonassessable in accordance with applicable law. Attached hereto as Exhibit 2.04 is a schedule showing all of the currently outstanding shares of common stock and all shares of common stock that are issuable upon the exercise of outstanding common stock warrants, options, conversion and other acquisition rights of any kind (including without limitation, royalties, debt, interest, compensation, Series A Preferred Stock and consulting related conversion into equity) and all shares issuable upon a proposed new officer and director options plan. Other than as set forth on
Exhibit 2.04 or as required pursuant to the Bridge Financing Agreements or any agreements between PMC and APSF, PMC has no commitments or obligations to issue any other shares of its common stock. Prior to the Closing, all shares of Series A Preferred Stock and warrants sold with those shares of Series A Preferred Stock will be converted into common stock so that there will be no shares of Series A Preferred Stock outstanding and the former holders of the Series A Preferred Stock will have no further rights with respect to those shares of Series A Preferred Stock or those warrants. Because the shares that may be issuable as shown on Exhibit 2.04 exceeds the currently authorized shares of common stock, some of those shares will not be able to be issued until after the amendment to PMC's Articles of Incorporation to be approved pursuant to Section
4.01. PMC will issue as many of those shares as possible before that amendment to PMC's Articles of Incorporation but Exhibit 2.04 shows which of those shares (the "Deferred Shares") will not be issued until after that amendment. Accordingly, with respect to any provision of this Agreement that requires any of the Deferred Shares to be issued by a certain date, that specified date will be extended until that amendment to PMC's Articles is effective if those Deferred Shares cannot be issued prior to that amendment.

     2.05. Existing Indebtedness. Attached hereto as Exhibit 2.05 is a list (showing the payee, amount of debt and type of debt) of all existing debt of PMC, other than accounts payable.

     2.06. Subsidiaries. PMC does not own, directly or indirectly, any interest or investment, whether equity or debt, in any corporation, business, trust or other entity.

     2.07. Litigation. There is no action, suit, proceeding or investigation pending or, to PMC's knowledge, currently threatened against PMC that questions the validity of the Bridge Financing Agreements, or the right of PMC to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of PMC, financially or otherwise, or any change in the current equity ownership of PMC, nor is PMC aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to PMC) involving the prior employment of any of PMC's employees, their use in connection with PMC's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. PMC is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by PMC currently pending or that PMC intends to initiate.

     2.08. Patents and Trademarks. To the best of its knowledge with respect to copyrights, patents, trademarks, services marks and trade names only, PMC has exclusive title and ownership of or exclusive licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Attached hereto as Exhibit 2.08 is a complete list of trademarks, copyrights, patents and pending patent applications of PMC showing the type of right, identifying number (if any), stating whether domestic or international (identifying countries) and expiration date. That exhibit also indicates which of those rights were obtained by an assignment. Except as set forth on Exhibit 2.08, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is PMC bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. PMC has not received any communications alleging that PMC has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. PMC is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of PMC or that would conflict with PMC's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the other Bridge Financing Agreements, nor the carrying on of PMC's business by the employees of PMC, nor the conduct of PMC's business as proposed, will, to the best of PMC's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. PMC does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by PMC. Upon execution and delivery of the Patent Assignment and Royalty Release Agreements to be executed pursuant to Section 5.09, PMC will not have any further obligations to pay royalties for the use of the intellectual property listed in Exhibit 2.08 or any other intellectual property used in PMC's business as currently conducted or currently contemplated to be conducted.

     2.09. Compliance with Other Instruments. PMC is not in violation or default of any provision of its Restated Certificate or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to PMC. The execution, delivery and performance of this Agreement or the other Bridge Financing Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of PMC or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to PMC, its business or operations or any of its assets or properties.

     2.10. Agreements: Action.

          (a) Except for agreements explicitly contemplated hereby and by the other Bridge Financing Agreements or as set forth on the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between PMC and any of its officers, directors, affiliates, or any affiliate thereof.

          (b) Except as set forth on the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which PMC is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to PMC in excess of, $5,000 (other than those involving payments to PMC entered into in the ordinary course of business, regardless of the amount of such payments, and obligations of PMC not in excess of $5,000 entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from PMC, or (iii) provisions restricting or affecting the development, manufacture or distribution of PMC's products or services, or (iv) indemnification by PMC with respect to infringements of proprietary rights.

          (c) Except as set forth on the Schedule of Exceptions, PMC has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, but arising from a related series of transactions in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for business or travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities PMC has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (e) PMC is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

          (f) PMC has not engaged in the past three (3) months in any discussion
     (i) with any representative of any person or entity regarding the consolidation or merger of PMC with or into any such person or entity, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of PMC or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of PMC is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of PMC.

     2.11. Related-Party Transactions. Except as specifically set forth by party and amount in the PMC Financial Statements or the Schedule of Exceptions, no employee, officer, or director of PMC or member of his or her immediate family is indebted to PMC, nor is PMC indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of PMC's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which PMC is affiliated or with which PMC has a business relationship, or any firm or corporation that competes with PMC, except that employees, officers, or directors of PMC and members of their immediate families may own less than 1% of the outstanding stock of publicly traded companies that may compete with PMC. Except as set forth on the Schedule of Exceptions, no member of the immediate family of any officer or director of PMC is directly or indirectly interested in any contract with PMC including obligations of $5,000 or more.

     2.12. Permits. PMC has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of PMC, and PMC believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. PMC is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     2.13. Environmental and Safety Laws. To the best of its knowledge, PMC is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     2.14. Disclosure. PMC has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Bridge Securities and all information that PMC believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement or the other Bridge Financing Agreements, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     2.15. Business Plan and Cash Flow Forecast. The Business Plan updated as of August, 2000 and attached hereto as Exhibit 2.15A and the Cash Flow Forecast attached hereto as Exhibit 2.15B have been prepared in good faith by PMC and do not contain any untrue statement of a material fact nor do they omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Business Plan and Cash Flow Forecast, PMC represents only that such projections were prepared in good faith and that PMC reasonably believes there is a reasonable basis for such projections.

     2.16. Registration Rights. Except as provided in the Investors' Rights Agreement to be signed pursuant to Section 5.08, PMC has not granted or agreed to grant any registration rights, including "piggyback", incidental or demand registration rights, to any person or entity.

     2.17. Title to Property and Assets. PMC owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business solely by operation of law and do not materially impair PMC's ownership or use of such property or assets. With respect to the property and assets it leases, PMC is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. There are no liens, claims or encumbrances whatsoever related to any of PMC's intellectual property rights listed on Exhibit 2.08.

     2.18. PMC Financial Statements. Attached hereto as Exhibit 2.18 is a copy of PMC's unaudited financial statements (balance sheet and statement of operations, statement of changes in stockholders' equity and statement of cash flows, including notes thereto) at March 31, 2000 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and statement of operations) as of October 31, 2000 and for the seven-month period then ended (the "PMC Financial Statements). The PMC Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited PMC Financial Statements may not Contain all footnotes required by generally accepted accounting principles. The PMC Financial Statements fairly present the financial condition and operating results of PMC as of the dates, and for the periods, indicated therein, subject in the case of the unaudited PMC Financial Statements to normal year-end audit adjustments. Except as set forth in the PMC Financial Statements, PMC has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to October 31, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the PMC Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of PMC. PMC is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. PMC maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.19. Employee Benefit Plans. PMC does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

     2.20. Tax Returns, Payments and Elections. PMC has filed all tax returns and reports (including information returns and reports) as required by law, with the exception of the Federal and State income tax returns for the year ended March 31, 2000. These returns will be filed when the audit of the financial statements is concluded and no taxes will be due. These returns and reports are true and correct in all material respects. PMC has paid all taxes and other assessments due, except any contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of PMC as shown in the PMC Financial Statements is adequate for taxes due or accrued as of the date thereof. PMC has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on PMC, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. PMC has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of PMC's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the PMC Financial Statements, PMC has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and PMC has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. PMC has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

     2.21. Insurance. PMC has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Because PMC leases its facilities and does not currently own significant personal property, it does not believe any such insurance policy is currently needed and therefore, does not have one.

     2.22. Minute Books. PMC has provided APSF with true, complete and accurate copies of all minutes of PMC's Shareholders and Board of Directors' meetings that exist and are in PMC's possession for the period since PMC's completion of its bankruptcy proceedings in December 1994. With respect to minutes that do not exist or that are not in PMC's possession, PMC has made APSF aware in writing of all activities at such meetings that are material to an investment decision by the Investors.

     2.23. Labor Agreements and Actions: Employee Compensation. To the best of its knowledge, PMC has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. PMC is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

     2.24. Qualified Small Business Stock. As of the Closing: (i) PMC will be an eligible corporation as defined in Section 1202(e)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) PMC will not have made any purchases of its own stock during the one-year period preceding the Closing having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period and (iii) PMC's aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between PMC's inception and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with PMC in accordance with Code
Section 1202(d)(3).

     2.25. Additional Product Information.

          (a) Attached hereto as Exhibit 2.25(a) is a product comparison showing a comparison of PMC's DurAlt FC product to existing competitive products used for the bulk treatment of gasoline. Although all the information on that Exhibit is not complete, to the best of PMC's knowledge there is no data or reasonable estimations that can be made to fill in that missing information. Other than as disclosed on Exhibit 2.25(a), to the best of PMC's knowledge, there are no products that are used in bulk treating of gasoline that provide the same or similar performance enhancing capabilities as those of DurAlt FC.

          (b) Attached hereto as Exhibit 2.25(b) is a summary of test results on PMC's DurAlt FC(R) products. That summary is an accurate summary of the material results of those product tests. PMC has not participated in any tests of its current products that show results contrary to those shown on that Exhibit.

          (c) The total cost for chemicals and all processing to produce a gallon of DurAlt FC by Grow Automotive is $7.48 per gallon (FOB Plant) as of December 31, 2000.

     2.26. No Voting Agreements. To the best of PMC's knowledge, there are no voting agreements or other understanding of any kind, written or oral, concerning the voting of PMC's shares, other than this Agreement.

     3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

     3.01. Authorization. Such Investor has full power and authority to enter into this Agreement and the other Bridge Financing Agreements to which it is a party, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

     3.02. Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to PMC, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Bridge Securities to be received by such Investor and the Common Stock issuable upon conversion or exercise thereof (collectively, the "Securities") will, except as provided below, be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that, except as provided below, such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor will have the right to have the Series B Preferred Stock redeemed by PMC and, in accordance with Section 4.16, the right to convert the Bridge Securities into the securities that are offered in the Secondary Placement. Furthermore, each Investor will be permitted to assign its rights and obligations hereunder and its Units to other parties who agree to become a party to this Agreement and can make all of the warranties and representations set forth in Section 3.

     3.03. Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Bridge Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from PMC regarding the terms and conditions of the offering of the Bridge Securities and the business, properties, prospects and financial condition of PMC and it has exercised reasonable diligence in requesting such information. The foregoing, however, does not limit or modify the representations and warranties of PMC in this Agreement or the right of the Investors to rely thereon.

     3.04. Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Bridge Securities. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Bridge Securities.

     3.05. Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     3.06. Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from PMC in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     3.07. Further Limitations on Disposition. Without in any way limiting the representations set forth above, other than pursuant to a redemption or reinvestment of any of the Bridge Securities in other securities of PMC, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of PMC to be bound by this Section 3, and any other Bridge Financing Agreements to which the Investor is a party provided and to the extent this Section and such agreements are then applicable, and:

          (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b)(i) Such Investor shall have notified PMC of the proposed disposition and shall have furnished PMC with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by PMC, such Investor shall have furnished PMC with an opinion of counsel, reasonably satisfactory to PMC that such disposition will not require registration of such shares under the Act. It is agreed that PMC will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or a potential transfer by an Investor that has otherwise been agreed to by PMC in writing as of the date hereof, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

     3.08. Legends. It is understood that the certificates evidencing the Securities will bear the following legend:

     "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to PMC that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     4. Covenants of PMC. PMC agrees that, so long as any of the shares of Series B Preferred Stock being sold to the Investors hereunder remain outstanding, then PMC will comply with the following provisions set forth in this Section 4, providing that the provisions of Section 4.07 relating to the search for a new Chairperson or CEO and the additional securities that may be issued pursuant to that section will remain binding and enforceable even after there are no shares of Series B Preferred Stock outstanding.

     4.01. Shareholder Approvals. PMC agrees that within ten (10) days after the Closing, it will send out proxies and then (within the minimum period of time permitted by applicable law and PMC's organizational documents), obtain shareholder approval for the following:

          (a) A 1-for-9 reverse stock split on all outstanding common stock, warrants and options (unless expressly stated otherwise, all references herein to shares of common stock will be to shares prior to that reverse split).

          (b) Increase in authorized shares of common stock to 40 (forty) million shares after reflecting that reverse split.

          (c) Approval of stock option plan for the issuance of 27,500,000 (pre-split) shares for officers and directors of the Company subject to the terms and conditions of that plan and the Compensation Committee of the Board of Directors.

          (d) Election of members of the Board.

     4.02. Composition of Board of Directors. In order to provide a balanced combination of both inside and outside directors with both general business and industry-specific expertise and contacts, PMC will work with financing sources to ensure that the optimal balance and skills of persons are included on its Board. The Board, as so constituted, should position PMC well so as to maximize the probability of achieving its goals as well as gain the confidence of the investor community and provide the optimal public profile for a later public offering by PMC. Of the Board composition of 7 persons, which reflects a reasonable number of persons for PMC at this stage of its development, the following are the proposed arrangements.

          (a) Two persons to be appointed by APSF at the Closing pursuant to that certain letter agreement between APSF and the Company dated January 16, 2001 (the "APSF Engagement Letter"). APSF will relinquish one Board seat pursuant to the terms of the APSF Engagement Letter, should an appropriate financing source in the Secondary Placement desire Board representation. Any persons appointed to PMC's Board pursuant to this subsection are referred to herein as an "APSF Representative".

          (b) The continuation of Mark Nelson and Alan Smith as management Board members.

          (c) The addition of a CFO as a Board member. PMC will seek to retain a new CFO and appoint that CFO to the Board within twenty (20) days after the Closing.

          (d) The remaining two seats to be filled by appropriate persons as may be selected by existing management of PMC or at the request of the existing shareholders of PMC.

     4.03. Super Majority Approval. The Board shall require a super majority (80% or more) on major issues. Major issues will include:

          (a) Selling, leasing, licensing or otherwise transferring all or substantially all of the assets of PMC, or any asset(s) with a fair market value exceeding $10,000 in a single transaction or series of related transactions.

          (b) Entering into any "Material Contracts" which shall be defined as contracts involving dollar commitments in excess of $5,000, and all employment related agreements.

          (c) Borrowing or incurring any indebtedness or granting any collateral or security (by way of guaranty or otherwise) for any indebtedness or obligations other than open accounts payable to unaffiliated third parties in the ordinary course of business.

          (d) Direct or indirect equity sale of greater than 15% of the outstanding stock through any single entity or through an offering.

          (e) Amending PMC's Certificate of Incorporation or Bylaws.

          (f) Amending or waiving any provisions of the Bridge Financing Agreements.

          (g) Causing a merger, consolidation or combination of PMC with another entity, or engaging in any stock splits, reverse stock splits or recapitalizations.

          (h) Repurchasing any interest in the equity of PMC, other than the Series B Preferred Stock.

          (i) Dissolving, liquidating or filing bankruptcy or seeking relief under any debtor relief law.

          (j) Making any distributions, whether in cash or property, including dividends, to any of the directors or shareholders of PMC (other than the holders of the Series B Preferred Stock) with respect to their ownership interests.

          (k) Causing a change in the nature of the business or the legal name of PMC.

          (l) Other than the payment of up to $2,000 per month in the aggregate to Richard Nelson and/or his affiliated company, Polar Research Corporation, engaging in any transaction with any relative, affiliate or related party of any equity owner, director, officer, or other member of PMC's Board of Directors, including, without limitation, the employment of any such party.

          (m) Engaging in any transactions or negotiations with respect to undertaking to make a registered public offering of any securities of PMC.

          (n) The election or removal of Board members or a change in the size of the Board, except that supermajority approval will not be required for the election of members of the Board in the manner specified in Section
     4.02 or for a change in the size of the Board in the manner specified in
     Section 4.07(c).

Notwithstanding the above supermajority provisions, in the event that PMC receives a bona fide offer from a qualified purchaser that equals or exceeds Two Hundred Fifty Million ($250 million) ("PMC Floor Valuation"), then such supermajority provision shall be waived for that particular offer and consideration of that particular offer shall be subject to vote of the majority of the Board of Directors of PMC solely with respect to review and prospective approval of such offer. The Board of Directors shall review on a quarterly basis the PMC Floor Valuation and may adjust such valuation to not less than $100 million by majority vote of the Board of Directors, but may not decrease that valuation to less than $100 million without the vote of at least 80% of the Board of Directors, which super majority must include the affirmative vote of the APSF Representative(s).

     4.04. Compliance with Nasdaq Board Committee Requirements. PMC shall operate with respect to full compliance with all standards and requirements for all board committees of a publicly traded entity. This shall include at minimum, establishing an Audit Committee (as soon as sufficient independent Board members are available) and a Compensation Committee, which committees shall be established and operate in accordance with the standards set forth for companies whose securities are listed on the NASDAQ Small Cap Market, unless any such provision shall be waived by an APSF Representative.

     4.05. Compensation Committee and Process. An APSF Representative will be automatically provided a seat on the Compensation Committee, which Committee shall not be greater in number than three persons. The Compensation Committee shall be established as of the Closing and, thereafter shall be required to approve all compensation related matters.

     4.06. Chief Financial Officer. As of the Closing, PMC will retain Thomas G. Murray as Chief Financial Officer of PMC on the terms outlined in Exhibit 4.06 hereto. The CFO will report to the President/CEO on an operating basis, and periodically (but not less than quarterly) to the Board. Within twenty (20) days after the Closing, PMC will enter into an employment agreement with Mr. Murray, subject to approval of the Board, and then appoint Mr. Murray to the Board. The CFO will be responsible for all the normal functions required of that position. The CFO will ensure that periodic reports are prepared for the Board as to the progress of PMC, any and all material risks facing PMC, and status of compliance with all material prior obligations of PMC (and for pending material obligations, the probability of future compliance). The CFO may be terminated by the President/CEO only with the approval of a majority of the Board, which majority must include the affirmative vote of the APSF Representative(s).

     4.07. Search for New Chairman or President and CEO.

          (a) PMC agrees that it will, at some point in the future, undertake a search for an additional person to fill the position of Chairman of the Board (or, at the option of Mark Nelson, a President and CEO). As Chairman of the Board, this person shall hold a non-executive (non-officer) position and shall serve at the pleasure of the Board. The suggested profile of this person is one of high standing and integrity, who has held a recognized position of leadership with a highly reputable, leading company or organization. The search for the Chairman of the Board shall be conducted by Mark Nelson who shall, should such a person be identified, recommend such person to the Board. The approval of the majority of the Board shall be required in order for such person to assume the Chairman position. This position shall be filled not later than three months prior to the initial filing of a registered public offering of securities by PMC.

          (b) Should this person not be added as Chairman of the Board within the above mentioned timeframe, then each investor in the Bridge Financing and the Secondary Placement (as well as APSF with respect to any stock and/or warrants it has received or is entitled to receive) shall be immediately issued 33% additional warrants or shares as a percentage of the total of all warrants that were received by these investors as a result of their original investment (excluding the issuance of the additional 33% itself). Such issuance shall be completed prior to completion of a registered public offering and shall enable these investors to fully participate in the sale of the underlying shares of the warrants as part of the registered public offering, although subject to any reasonable underwriter's restrictions as set forth in the Investor Rights' Agreement to which they are a party. Such arrangements shall be provided automatically to each and every investor who has invested in PMC in the Bridge Financing or the Secondary Placement. There shall be a provision that shall enable such 33% additional issuance to be waived if, on that date upon which the 33% additional issuance would become binding, in the sole estimation of the APSF Representative, such provision is not warranted in the light of strength of the PMC management team.

          (c) The Chairman of the Board will receive a Board seat. This Board seat may either be an additional Board seat, which shall bring the Board to 8 persons, or shall replace one member of the Board (other than an APSF Representative), as shall be determined by majority vote of the Board. If the Board is increased to 8 persons, then an additional person shall be added to the Board within six months by majority vote of the Board so that the Board shall consist of an odd number of persons.

     4.08. Back (Accrued Wages), Advances and Accrued Consulting Fees. Attached hereto as Exhibit 4.08 is a schedule showing each payee and amount of back wages and consulting fees owed to each payee, as well as all advances outstanding at the Closing. With respect to all unpaid back wages and consulting fees, other than those to Mark Nelson, Alan Smith and Chandra Prakash, such amounts shall be paid in full, and PMC shall obtain written release in evidence thereof, on or before January 31, 2001. With respect to unpaid back wages and consulting fees to Mark Nelson, Alan Smith and Chandra Prakash, such individuals will forever waive and release PMC, in writing, with respect to 85% of such amounts, and PMC shall pay the remaining 15% to such persons in common stock, and obtain written releases in evidence thereof, on or before January 31, 2001. Furthermore, all advances outstanding will be resolved in writing, without any payment or liability on the part of PMC in connection therewith, on or before February 15, 2001, in form and substance reasonably satisfactory to APSF.

     4.09. Use of Proceeds and Treasury Functions.

          (a) Attached hereto as Exhibit 4.09 is a schedule showing the use of the proceeds from the sale of Bridge Securities. PMC shall spend the proceeds of the Bridge Financing in compliance with Exhibit 4.09 and shall provide the Investors and APSF with any information they request to verify that compliance.

          (b) PMC management will operate under such cash management restrictions and approvals as are reasonably acceptable to APSF.

     4.10. Reporting Provisions.

          (a) PMC agrees to make available to its shareholders, at minimum, all information which a company with securities listed on the NASDAQ Small Cap Market is required to provide to its shareholders. That information will be provided when it would be required to be provided by a Nasdaq listed company. This requirement will apply whether or not PMC has securities listed on NASDAQ. However, unless and until PMC is subject to the reporting requirements of the Securities Exchange Act of 1934, it will not be required to prepare annual, quarterly or current reports in the form required by the 1934 Act and the regulations promulgated thereunder.

          (b) For each fiscal year, PMC shall ensure that audited financials are prepared by an auditor experienced in public company reporting.

          (c) In addition, PMC agrees to provide the following to each and every Board Member:

               (i) Each month a brief written update report to the Board of Directors before the 15th day of the following month describing generally the major events and activities of the prior month. Such report shall make reference to (and in sufficient detail so as to be fully and accurately explanatory of company progress or lack thereof) the general activities with respect to PMC milestones, previews of any upcoming material contracts or engagements, and proposed amendments to the business plan or business model.

               (ii) On or before the 15th day of the following month, a compilation of the previous month's financial profit and loss and balance sheets, as well as statement of cash flows. Any major future expenditures contemplated that deviate from the previous budget shall also be provided for Board review.

               (iii) Within 30 days following the end of each fiscal year, a financial report detailing prior year expenditures versus budget and income statement, balance sheet and cash flow projections for the next 24 month period. Such budget shall be subject to the approval of the Board of Directors.

     4.11. Selection of Future Auditors. Future audit/accounting/tax work will be prepared by an audit firm experienced in public company reporting and will be selected by the Audit Committee subject to approval by the board. PMC will select the new auditors within thirty (30) days after the Closing.

     4.12. Compliance With Auditor's Report. PMC will retain their current auditors, Hein & Associates, to prepare and deliver to PMC's Board of Directors, within thirty (30) days after the Closing, a report regarding any changes (in policy, procedures, or otherwise) that Hein & Associates believe should be completed.

     4.13. Completion of 2000 Audit. The unaudited financial statements of PMC as of March 31, 2000 and for the year then ended that are included in Exhibit
2.18 are a draft of audited financial statements prepared by PMC's current auditors. Those auditors have not finalized those financial statements because they have unpaid fees outstanding. PMC will pay those outstanding fees from the proceeds of the sale of the Bridge Securities and obtain and deliver to the Investors the audited 2000 financial statements within 15 days after the Closing. Those final audited financial statements will be in the same form as the draft of the audited financial statements included in Exhibit 2.18 and will include the auditor's opinion thereon which shall be qualified, if at all, only based on "going concern" limitations.

     4.14. Transfer Agent Engaged. On or before February 15, 2001, PMC will select a Registrar and Transfer Agent (acceptable to APSF) and allocate all stock registration and transfer functions to that Transfer Agent for all common and preferred stock. Such Transfer Agent shall prepare and distribute to APSF a full and complete stock ledger which shall include the name address, certificate number, certificate type and number of shares of each shareholder prior to the earlier of the completion of the Secondary Placement or February 28, 2001.

     4.15. Directors and Officer's Insurance. PMC will obtain directors and officers liability insurance in such amounts and with such carriers as are agreed to between PMC and APSF. PMC's CFO will be authorized and directed to obtain that insurance as soon as possible after the date hereof. PMC's other officers and directors will cooperate and assist the CFO in his efforts to obtain that insurance as soon as possible.

     4.16. Right to Convert. The Investors will be given the opportunity to convert the Bridge Securities into securities in the contemplated Secondary Placement. PMC will notify each Investor of the commencement of the Secondary Placement and the description of the securities being offered thereunder (the "Secondary Securities"). If any Investor wants to exercise that option to convert the Bridge Securities into the Secondary Securities, it must give notice of its intent to convert at least five (5) days before the closing of the sale of the minimum amount of Secondary Securities to be sold in the Secondary Placement. In the event of such a conversion, the Bridge Warrants and Series B Preferred Stock (and all accrued and unpaid dividends thereon) will be surrendered and the Investor will receive: (1) the number of shares of common stock that would have been received if those Bridge Warrants (including any additional Bridge Warrants received pursuant to Section 4.07 or as a result of PMC's extension of the redemption date of the Series B Preferred Stock) had been fully exercised on that date and (2) an amount of Secondary Securities equal to $25,000 per Unit that is converted divided by the purchase price of those Secondary Securities.

     4.17. Management Contracts. All key members of the management group (Mark Nelson, Alan Smith, and Chandra Prakash) shall, prior to the inception of the Secondary Offering, execute and deliver (i) Employment Contracts in form and substance approved by the Board pursuant to Section 4.03(b), and (ii) Invention Assignment and Non-Competition Agreements with PMC in the form attached hereto as Exhibit 4.17.

     4.18. Conversion of Debt Into Common Stock. Within 30 days after the Closing, all amounts on Exhibit 2.05 that are not specifically listed to be paid from the proceeds pursuant to

Exhibit 4.09 or specifically listed as to remain an outstanding debt will be converted to common stock unless such requirement is waived in writing by APSF in its sole discretion.

     4.19. Maximum Shares to be Issued for All Obligations. PMC will issue not more than 35 million shares (pre-reverse split) of its common stock to satisfy all of its obligations hereunder to issue shares for conversion of debt, the resolution of royalty obligations, payment of unpaid back salaries, consulting fees and advances, the conversion of the Series A Preferred Stock, the payment of accrued interest and the settlement of any other liability or obligation of PMC as of the Closing that is to be taken care of by the issuance of common stock.

     5. Conditions of Investors' Obligations at Closing. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto in writing:

     5.01. Representations and Warranties. The representations and warranties of PMC contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     5.02. Performance. PMC shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     5.03. Compliance Certificate. The President of PMC shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 5.01, 5.02 and 5.08-5.10 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of PMC since the date of the PMC Financial Statements.

     5.04. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     5.05. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, good standing certificates and certification by PMC's Secretary regarding PMC's Certificate of Incorporation and Bylaws and Board of Director and stockholder resolutions relating to this transaction.

     5.06. Board of Directors. At Closing, the Board of Directors of PMC shall consist of 7 persons. Mark Nelson, Alan Smith, Richard Socia, Robert MacKenzie and Terry Maynard shall continue as directors and the other existing directors shall have submitted resignations, creating two vacancies on the Board of Directors to be filled by persons designated by APSF. When Thomas G. Murray is retained as CFO, Terry Maynard will resign from the Board to create a vacancy to be filled by Thomas G. Murray.

     5.07. Opinions of Company Counsel. Each Investor shall have received from Berry Moorman, P.C., counsel for PMC, an opinion, dated as of the Closing, in the form attached hereto as Exhibit 5.07.

     5.08. Investors' Rights Agreement. PMC and each Investor shall have entered into the Investors' Rights Agreement in the form attached as Exhibit 5.08.

     5.09. Royalty Obligations. The Nelson Family will execute Patent Assignment Affirmation and Royalty Release Agreements in the form attached hereto as
Exhibit 5.09, wherein: (a) any and all outstanding obligations for royalties shall be fully released by the Nelson family; (b) the Nelson family shall agree to release PMC with respect to any further royalty interests of any kind related to the technology; (c) the Nelson family will reaffirm that the licenses and/or assignments are all binding and enforceable in favor of PMC; and (d) the Nelson family releases their security interest in the patents.

     5.10. Security Agreement. PMC shall execute a Security Agreement in the form attached hereto as Exhibit 5.10 giving the Investors a security interest in the collateral specified therein to secure the amounts owed with respect to the Series B Preferred Stock. PMC will also execute and file financing statements with the States of Colorado and Michigan, and other necessary offices, to perfect that security interest.

     6. Conditions of PMC's Obligations at Closing. The obligations of PMC to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

     6.01. Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     6.02. Payment of Purchase Price. Each Investor shall have delivered their respective purchase price specified on Schedule A attached hereto.

     6.03. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     7. Miscellaneous.

     7.01. Indemnification.

          (a) PMC agrees to indemnify and hold harmless each Investor, its parent companies, subsidiaries, affiliates and their respective officers, directors, employees, agents, attorneys and controlling persons (each an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with the transactions contemplated by this Agreement, or any claim, litigation, investigation or proceedings relating to the foregoing ("Proceedings") regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any legal or other expenses as they are incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from the willful misconduct or gross negligence of such Indemnified Person. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then PMC shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by PMC on the one hand and such Indemnified Person on the other hand but also the relative fault of PMC and such Indemnified Person, as well as any relevant equitable considerations. The indemnity, reimbursement and contribution obligations of PMC under this Section shall be in addition to any liability which PMC may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of PMC and any Indemnified Person.

          (b) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim in respect thereof is to be made against PMC, notify PMC in writing of the commencement thereof; provided that (i) the omission to so notify PMC will not relieve it from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission to so notify PMC will not relieve it from any liability which it may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies PMC of the commencement thereof, PMC will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both the Indemnified Person and PMC and the Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to PMC, the Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. PMC will be liable to such Indemnified Person for expenses incurred by the Indemnified Person in connection with the defense thereof.

          (c) Each Investor agrees to indemnify and hold harmless PMC, its subsidiaries, affiliates and their respective officers, directors, employees, agents, attorneys and controlling persons (each a "Company Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Company Indemnified Person may become subject arising out of or in connection with the transactions contemplated by this Agreement, or any Proceedings relating to the foregoing, regardless of whether any of such Company Indemnified Persons is a party thereto, and to reimburse such Company Indemnified Persons for any legal or other expenses as they are incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnification will not apply unless, and only to the extent that, the amounts for which PMC Indemnified Persons are seeking indemnification are finally and judicially determined to have resulted from that Investor violating any of its representations or warranties contained in this Agreement. Except as otherwise provided for in this paragraph, the procedures for indemnification by the Investors, and the obligations of PMC Indemnified Persons with respect thereto, shall be the same as provided above with respect to the indemnity obligations of PMC.

     7.02. Survival of Warranties. The warranties, representations and covenants of PMC and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or PMC.

     7.03. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.04. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas.

     7.05. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.06. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.07. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     7.08. Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction, other than fees to be paid by PMC to APSF. Each Investor agrees to indemnify and to hold harmless PMC from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. PMC agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which PMC or any of its officers, employees or representatives is responsible.

     7.09. Expenses. Irrespective of whether the Closing is effected, PMC shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the other Bridge Financing Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     7.10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of PMC and the holders of 80% of the Common Stock issuable or issued upon conversion of the Series B Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and PMC.

     7.11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.12. Aggregation of Stock. All shares of the Series B Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any, rights under this Agreement

     7.13. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     7.14. Knowledge of PMC. Any reference herein to items within the knowledge of PMC shall include items within the actual knowledge of Mark Nelson, Otis Nelson, Richard Nelson, Alan Smith or Chandra Prakash.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              POLAR MOLECULAR CORPORATION


                                        By:   /s/ Mark L. Nelson
                                              ----------------------------------
                                                  Mark L. Nelson, President


                                              INVESTOR


Number of Units : 8                           /s/ E. Bruce McClendon
                                              ----------------------------------
Total Purchase Price $200,000                     E. Bruce McClendon, M.D.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              POLAR MOLECULAR CORPORATION


                                        By:   /s/ Mark L. Nelson
                                              ----------------------------------
                                                  Mark L. Nelson, President


                                              INVESTOR

                                              CAMBRIDGE STRATEGIES
                                              GROUP, LLC


Number of Units : 16                    By:   /s/
                                              ----------------------------------
Total Purchase Price $400,000           Name:
                                              ----------------------------------
                                        Its:
                                              ----------------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              POLAR MOLECULAR CORPORATION


                                        By:   /s/ Mark L. Nelson
                                              ----------------------------------
                                                  Mark L. Nelson, President


                                              INVESTOR


Number of Units : 5                           /s/ Peter K. Aman
                                              ----------------------------------
Total Purchase Price $125,000                     Peter K. Aman

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              POLAR MOLECULAR CORPORATION


                                        By:   /s/ Mark L. Nelson
                                              ----------------------------------
                                                  Mark L. Nelson, President


                                              INVESTOR

                                              BISCHOFF FAMILY PARTNERS


Number of Units : 2                     By:   /s/
                                              ----------------------------------
Total Purchase Price $50,000            Name:
                                              ----------------------------------
                                        Its:
                                              ----------------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              POLAR MOLECULAR CORPORATION


                                        By:   /s/ Mark L. Nelson
                                              ----------------------------------
                                                  Mark L. Nelson, President


                                              INVESTOR


Number of Units : 1                           /s/ C. Don Van Wart
                                              ----------------------------------
Total Purchase Price $25,000                      C. Don Van Wart